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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 5, 2004


                             The Havana Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-24269
                                    ---------
                            (Commission File Number)

                                   34-1454529
                                   ----------
                     (I.R.S. Employer Identification Number)

                    7090 Whipple Avenue, N. Canton, OH 44720
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               (Address of principal executive offices (Zip Code)

                   Registrant's telephone number: 330-244-9720


          (Former name or former address, if changed since last report)

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Item 5.  Other events and Regulation D disclosure.
         -----------------------------------------

         The Registrant announced today that its stockholders, holding a majority of the Registrant's voting stock, approved by Written Consent in Lieu of a Meeting, the following resolutions:

         "RESOLVED, that the stockholders do ratify, adopt and approve the election of William L. Miller, Frederick C. Berndt, Chet Idziszek and Richard DeY Manning, as directors of the Corporation to serve for a period of one year or until their successors are elected and shall qualify; and it was further

         RESOLVED, that the stockholders do hereby ratify, adopt and approve the selection of Stefanou & Company as the Company's independent auditors for the current year ended December 31, 2004; and it was further

         RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article 1 of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

                           "1. The name of the Corporation is "Surge Global
Energy, Inc."

and; it was further

         RESOLVED, that in the event the name Surge Global Energy, Inc. becomes unavailable to be utilized in the State of Delaware and/or in the states where the Corporation is authorized to do business, then the stockholders authorize amending Article 1 of the Certificate of Incorporation to a new name as designated and approved by the Corporation's Board of Directors."

         The Registrant has filed for a new cusip number for its Common Stock under the name Surge Global Energy, Inc. Its new cusip number is 86880T 10 0. After the Registrant prints its new stock certificates and delivers them to its transfer agent and notifies the National Association of Securities Dealers, Inc. reorganization section that the certificates are available, the Registrant anticipates receiving a new Bulletin Board symbol. The Registrant has been advised that it cannot request a specific symbol.

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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         The Havana Group, Inc.


Dated:  August 5, 2004                   By: /s/ William Miller
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                                         William Miller, Chief Executive Officer